SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       __________________________________


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 15, 2005

                                   __________


                        GEORGE FOREMAN ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                      000-26585               54-1811721
(State or other jurisdiction  of   (Commission file number)   (I.R.S. employer
  incorporation or organization)                             identification no.)


           100 N. Wilkes-Barre Blvd.
                   4th Floor                                         18702
                Wilkes-Barre, PA                                   (Zip code)
    (Address of principal executive offices)

       Registrant's telephone number, including area code: (570) 822-6277


                               MM Companies, Inc.
                               ------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
      240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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               Section 1 - Registrant's Business and Operations

Item 1.01   Entry into a Material Definitive Agreement.

      On August 15, 2005, George Foreman Enterprises, Inc. (formerly known as MM Companies, Inc.) (the "Company") and George Foreman Ventures LLC, a newly-formed subsidiary of the Company ("Ventures"), entered into a series of agreements with George Foreman ("GF") and George Foreman Productions, Inc. ("GFPI" and together with GF, "Foreman"), pursuant to which, among other things, Foreman assigned certain trademarks and rights to the name, image, signature, voice, likenesses, caricatures, sobriquets, and all other identifying features and indicia of GF to Ventures, and GFPI agreed to furnish the personal services of GF to Ventures. In connection with such agreements, as consideration for the assignments, Foreman was issued membership interests in Ventures, which membership interests will be exchangeable into approximately thirty-five percent (35%), or approximately 1,799,753 shares, of the fully-diluted shares of common stock of the Company, and the Company changed its name to George Foreman Enterprises, Inc. In addition, a trust of which George Foreman, Jr. and George Foreman III are the trustees was issued shares of the Company's Series A Preferred Stock, which shares entitle the holders thereof, voting separately as a class, to elect two
(2) members of the Company's Board of Directors (the "Board"). The trust, as holder of such Series A Preferred Stock, has elected George Foreman and George Foreman, Jr. to serve as its designated directors on the Board. Copies of certain agreements relating to such transactions are attached as Exhibits 10.1 through 10.7 hereto and incorporated by reference herein.

                  Section 3 - Securities and Trading Markets

Item 3.02   Unregistered Sales of Equity Securities.

      On August 15, 2005, as consideration for the assignment of certain trademarks and rights to the name, image, signature, voice, likenesses, caricatures, sobriquets, and all other identifying features and indicia of GF to Ventures, Foreman was issued membership interests in Ventures, which membership interests will be exchangeable into approximately thirty-five percent (35%), or approximately 1,799,753 shares, of the fully-diluted shares of common stock of the Company. Additionally, a trust of which George Foreman, Jr. and George Foreman III are the trustees was issued shares of the Company's Series A Preferred Stock, which shares entitle the holders thereof, voting separately as a class, to elect two (2) members of the Board. The membership interests and the Series A Preferred Stock were issued in private transactions exempt from registration under the Securities Act of 1933, as amended, in reliance on
Section 4(2) thereof. The membership interests are exchangeable, at Foreman's option, into shares of the Company's common stock at any time, or from time to time, on or after the date that is six (6) months after the date of issuance, at an exchange rate determined in accordance with the provisions of an investor rights agreement by and among the Company and Ventures, on the one hand, and GF and GFPI, on the other hand.

               Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On August 15, 2005, the Board fixed the number of directors that constitute the Board at six (6) directors. The Board appointed Efrem Gerszberg, the president of the Company, to serve as a director and increased Mr. Gerszberg's base salary to $150,000 per annum. Immediately

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following the issuance of shares of the Company's Series A Preferred Stock to a trust of which George Foreman, Jr. and George Foreman III are the trustees, the trust, as holder of such Series A Preferred Stock, elected George Foreman and George Foreman, Jr. to serve as its designated directors on the Board. A sixth person is expected to be added to the Board in the near future.

      Following the transactions described herein, George Foreman is to serve as Co-Chairman of the Company. Seymour Holtzman is to serve as Co-Chairman and Chief Executive Officer of the Company and receive $100,000 per annum in that capacity, and George Foreman, Jr. and George Foreman III are to serve as Senior Executive Vice President of Ventures and Executive Vice President of Ventures, respectively, and receive $150,000 per annum each in those capacities. In addition, each of Richard Huffsmith and Jeremy Anderson, who serve as the Vice President, Secretary and General Counsel of the Company and the Chief Financial Officer of the Company, respectively, will receive a salary of $35,000 per annum. The amounts payable to Jewelcor Management, Inc. under its June 10, 2004 consulting agreement with the Company will be reduced to from $21,500 per month to $4,167 per month.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

      On August 15, 2005, the Company effected a change in its corporate name from "MM Companies, Inc." to "George Foreman Enterprises, Inc." through the filing with the Secretary of State of the State of Delaware of a Certificate of Ownership and Merger pursuant to Section 253(a) of the Delaware General Corporation Law. Also on August 15, 2005, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series A Preferred Stock, under which the holders of such Series A Preferred Stock, voting separately as a class, are entitled to elect two (2) members of the Board. Copies of such certificates are attached hereto as Exhibits 3(i) and 3(ii) hereto, respectively, and incorporated by reference herein.

                           Section 8 - Other Events

Item 8.01   Other Events.

                                   Risk Factor

The Company's business will depend on the exploitation and protection of its intellectual property.

      The Company's success will depend primarily upon its ability to exploit and protect the intellectual property rights that Foreman has assigned to Ventures. Foreman has entered into numerous licensing, endorsement and other agreements over the last decade, and there can be no assurances that a third party will not assert a claim to some or all of the intellectual property rights that the Company believes have been assigned to Ventures. In addition, the United States Patent and Trademark Office (the "PTO") may cite preexisting trademark applications and registrations by third parties against, and prior trademark owners may oppose, future trademark applications by the Company or Ventures incorporating the George Foreman name. Further, even if the Company or Ventures were able to obtain acceptance of its trademark applications by the PTO, a significant number of similar marks registered by, and licensed to, third parties could diminish the value and protectability of the intellectual property held by the Company or Ventures.

      Participation in litigation or regulatory proceedings in the U.S. or other countries, which could result in substantial cost to and diversion of energies by the Company and Ventures, may be necessary to enforce the trademarks and other rights assigned to Ventures, to defend the Company, Ventures or third parties against potential infringement claims asserted by others or to determine the ownership, scope or validity of the proprietary rights of the Company, Ventures and others. The parties to such litigation may be larger or better capitalized than the Company and better able to support the cost of litigation. An adverse outcome in any such proceedings

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could subject the Company and/or Ventures to significant liabilities to third parties, require them to seek licenses from third parties and/or require them to cease using certain or all intellectual property, any of which could have a material adverse effect on the Company's business, operating results and financial condition.

                Section 9 - Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

      (c)   Exhibits

            Exhibit           Description
            -------           -----------

            3(i)              Certificate of Ownership and Merger.

            3(ii) Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series A Preferred Stock.

            10.1 Assignment Agreement, dated as of August 15, 2005, by and among George Foreman and George Foreman Productions, Inc., on the one hand, and George Foreman Ventures LLC, on the other hand.

            10.2 Services Agreement, dated as of August 15, 2005, by and between George Foreman Productions f/s/o George Foreman and George Foreman Ventures LLC.

            10.3 Registration Rights Agreement, dated as of August 15, 2005, by and among MM Companies, Inc., on the one hand, and George Foreman and George Foreman Productions, on the other hand.

            10.4 Investor Rights Agreement, dated as of August 15, 2005, by and among MM Companies, Inc. and George Foreman Ventures LLC, on the one hand, and George Foreman and George Foreman Productions, on the other hand.

            10.5 Amended and Restated Limited Liability Company Agreement of George Foreman Ventures LLC, dated as of August 15, 2005.

            10.6 Employment Agreement, dated as of August 15, 2005, by and between George Foreman Ventures LLC and George Foreman, Jr.

            10.7 Employment Agreement, dated as of August 15, 2005, by and between George Foreman Ventures LLC and George Foreman III.

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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, George Foreman Enterprises, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: August 18, 2005


                                    GEORGE FOREMAN ENTERPRISES, INC.


                                    By: /s/ Efrem Gerszberg
                                       ----------------------------------
                                       Name:  Efrem Gerszberg
                                       Title: President


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                                  Exhibit Index
                                  -------------

            Exhibit           Description
            -------           -----------

            3(i)              Certificate of Ownership and Merger.

            3(ii) Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series A Preferred Stock.

            10.1 Assignment Agreement, dated as of August 15, 2005, by and among George Foreman and George Foreman Productions, Inc., on the one hand, and George Foreman Ventures LLC, on the other hand.

            10.2 Services Agreement, dated as of August 15, 2005, by and between George Foreman Productions f/s/o George Foreman and George Foreman Ventures LLC.

            10.3 Registration Rights Agreement, dated as of August 15, 2005, by and among MM Companies, Inc., on the one hand, and George Foreman and George Foreman Productions, on the other hand.

            10.4 Investor Rights Agreement, dated as of August 15, 2005, by and among MM Companies, Inc. and George Foreman Ventures LLC, on the one hand, and George Foreman and George Foreman Productions, on the other hand.

            10.5 Amended and Restated Limited Liability Company Agreement of George Foreman Ventures LLC, dated as of August 15, 2005.

            10.6 Employment Agreement, dated as of August 15, 2005, by and between George Foreman Ventures LLC and George Foreman, Jr.

            10.7 Employment Agreement, dated as of August 15, 2005, by and between George Foreman Ventures LLC and George Foreman III.